Exhibit 99.1
FOR IMMEDIATE RELEASE

TerraForm Power and Appaloosa Enter Settlement Agreement Regarding Pending Litigation

BETHESDA, Md., September 27, 2016 - TerraForm Power, Inc. (Nasdaq:TERP) (the “Company”), an owner and operator of clean energy power plants, today announced that it has reached a settlement agreement with Appaloosa Investment Limited Partnership I (“Appaloosa”) to resolve its stockholder derivative suit, as well as derivative claims by stockholders relating to the Vivint Solar transaction, filed with the Court of Chancery of the State of Delaware (the “Court”). The settlement is subject to approval by the Court.

Under the terms of the agreement, the Company has agreed to improve its information technology infrastructure and make certain changes related to corporate governance. In connection with these initiatives, TerraForm Power will:

•	Segregate its information technology systems for key functions from SunEdison;

•
Grant Thomas Studebaker, or any successor in the role of the Company’s Chief Operating Officer, responsibility for TerraForm Power’s ordinary course commercial operations, subject to the authority of Peter Blackmore, TerraForm Power’s Interim CEO; this commitment will expire at the earlier of two years or when SunEdison sells its controlling stake in the Company; and

•	Seek to identify and appoint an additional independent director to the TerraForm Power Board.

“Over the course of 2016, the TerraForm Power independent directors and management team have taken significant action to strengthen the Company and separate it from SunEdison,” said Peter Blackmore, Chairman and Interim CEO of TerraForm Power. “This settlement is consistent with our approach of operating independently and we are pleased to have reached an agreement with Appaloosa that we believe is in the best interests of the Company and all TerraForm Power stockholders.”

About TerraForm Power

TerraForm Power is a renewable energy company that is changing how energy is generated, distributed and owned. TerraForm Power creates value for its investors by owning and operating clean energy power plants. For more information about TerraForm Power, please visit: www.terraformpower.com.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases.

They include, without limitation, statements relating to approval of the settlement by the Court; the expected timeframe for resolution of the settlement; the segregation of the Company’s information technology systems for key functions from SunEdison; the granting of responsibility for the Company’s ordinary course commercial operations to the Company’s Chief Operating Officer; and the appointment of an additional independent director to the Company’s board. These forward-looking statements are based on current expectations as of the date of this press release and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: whether the settlement will be resolved and the amount of time such resolution may take; whether the Court will approve the settlement and on what terms; whether the Company successfully implements the changes to its information technology infrastructure and corporate governance; as well as additional factors we have described in other filings with the SEC.

The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are described in the filings made by us with the SEC.

The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contacts:

Investors:

Brett Prior
TerraForm Power
bprior@terraform.com
(650) 889-8628

Media:

Meaghan Repko / Joseph Sala / Nicholas Leasure
Joele Frank, Wilkinson Brimmer Katcher
media@terraform.com
(212) 355-4449